Exhibit 99.2

Cardiff Lexington Appoints Zia Choe as Chief Accounting Officer

Company Establishing Experienced Finance Team to Support Growth Strategy

FT. LAUDERDALE, FL / ACCESSWIRE / January 4, 2024 / Cardiff Lexington Corporation (OTC PINK:CDIX), an acquisition holding company focused on locating, acquiring, and building middle market, niche companies, primarily in the healthcare industry, today announced the appointment of Zia Choe as Chief Accounting Officer. Ms. Choe previously served as interim Chief Financial Officer at Cardiff Lexington. In her new role, Ms. Choe will work across all constituencies to help ensure accurate and timely financial reporting, develop policies and procedures which align to enterprise-wide business strategies and accounting professional standards, perform technical accounting diligence on prospective acquisitions, and support on the execution of the Company's strategic growth initiatives to expand on a national scale.

Ms. Choe is a highly accomplished finance professional with 17 years of accounting and operational experience. Most recently, Ms. Choe served as a Partner at STK Financial where she was responsible for the financial audit and review of domestic and international clients, provided high level outsourced accounting advisory services, performed financial due diligence for mergers and acquisitions, and assisted in the preparation of 10K and 10Q financial statements and footnotes. Prior to this role, Ms. Choe served as Audit and Assurance Manager at JNK Accountancy Group, where she successfully conducted financial audits in accordance with US GAAP and IFRS measures for various domestic and international clients. She also advised clients on various topics including accounting policies, internal control, risk assessments, fraud, and new accounting standards.

Ms. Choe is a certified public accountant. She received her Bachelor of Science degree in hospitality management from Florida International University and her Master of Science equivalent in accounting from the AICPA Accounting Program at Ajou University in Suwon, South Korea.

Alex Cunningham, Chief Executive Officer of Cardiff Lexington, commented, "After a period of strong performance as our interim CFO, we are pleased to announce that we have appointed Zia Choe as Chief Accounting Officer of Cardiff Lexington. Zia's addition reflects our commitment to establishing an experienced finance team that will support our growth strategy as we head into 2024. We believe that her extensive background in accounting, specifically as it relates to M&A due diligence and advisory, will be a valuable addition to our business, and we expect Zia to be a key member of the Cardiff Lexington team."

Zia Choe commented, "I'm excited to join the Cardiff Lexington team in a permanent role as Chief Accounting Officer. As a result of my time as interim CFO, I am very familiar with the business model and am ready to hit the ground running in 2024. This Company possesses a unique business model with a strong foothold in Florida, which has the most personal injury claims per capita in the United States. I'm energized by the opportunity to join the Cardiff Lexington team and look forward to contributing to the Company's long-term growth."

About Cardiff Lexington Corporation:

Cardiff Lexington Corporation is focused on locating, acquiring, and building middle market, niche companies, primarily in the healthcare industry. Fundamental to the Cardiff Lexington strategy is the service-based partnership culture which emphasizes core values, teamwork, accountability, and performance.

A substantial majority of the Company's revenue is derived from Nova Ortho and Spine, PLLC, or Nova, which are regional primary specialty and ancillary care facilities throughout Florida that provide traumatic injury victims with a full range of diagnostic and surgical services, primary care evaluations, interventional pain management, and specialty consultation services.

For more information on Cardiff Lexington Corporation, you may access the company's website at https://cardifflexington.com/

Forward Looking Statements

This press release may contain information about our views of future expectations, plans and prospects that constitute forward-looking statements. All forward-looking statements are based on management's beliefs, assumptions and expectations of the Company's future economic performance, taking into account the information currently available to it. These statements are not statements of historical fact. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The Company does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law. Forward-looking statements are subject to a number of factors, risks and uncertainties, some of which are not currently known to us, that may cause the Company's actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial position. Actual results may differ materially from the expectations discussed in forward-looking statements. Factors that could cause actual results to differ materially from expectations include general industry considerations, regulatory changes, changes in local or national economic conditions and other risks set forth in "Risk Factors" included in our filings with the Securities and Exchange Commission.

Cardiff Lexington Investor Relations

investorsrelations@cardifflexington.com

(800) 628-2100 ext. 705

or

IMS Investor Relations

cardifflexington@imsinvestorrelations.com

(203) 972-9200